UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4315 South Drive Houston, Texas	77053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Glori Energy Inc. (the “Company”) entered into separate director’s agreements (each, a “Director Agreement”) and indemnification agreements (each, an “Indemnification Agreement”) with each of Mr. Rocky L. Duckworth and Mr. James C. Musselman.

Mr. Duckworth’s Director Agreement provides certain terms relating to his appointment including compensation, insurance and reimbursement of certain expenses. Mr. Duckworth’s Director Agreement also provides for (i) an annual fee of $65,000 each year, inclusive of compensation for Mr. Duckworth’s role as Chairman of the Audit Committee, pro rata for each part of the year, (ii) upon the effectiveness of the Registration Statement on Form S-8 for the Glori Energy Inc. 2014 Long Term Incentive Plan (the “Plan”), an award equal to $50,000 in restricted stock which shall vest as of April 14, 2015 and thereafter, and (iii) an annual award equal to $75,000 in Restricted Stock of the Company’s common stock, $0.0001 par value, pursuant to the Plan, pro rata for each part of a year, in each case, as adjusted from time to time in accordance with the Company’s bylaws.

Mr. Musselman’s Director Agreement provides certain terms relating to his appointment including compensation, insurance and reimbursement of certain expenses. Mr. Musselman’s Director Agreement also provides for (i) an annual fee of $50,000 each year, pro rata for each part of the year, (ii) upon the effectiveness of the Plan, an award equal to $37,500 in restricted stock which shall vest as of April 14, 2015 and thereafter, and (iii) an annual award equal to $75,000 in Restricted Stock of the Company’s common stock, $0.0001 par value, pursuant to the Plan, pro rata for each part of a year, in each case, as adjusted from time to time in accordance with the Company’s bylaws.

The foregoing descriptions of the Director Agreements do not purport to be complete and each is qualified in its entirety by reference to the full text of the appropriate Director Agreement. Mr. Duckworth’s Director Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 hereof. Mr. Musselman’s Director Agreement is attached as Exhibit 10.2 hereof. Each Director Agreement is incorporated herein by reference.

The Indemnification Agreements supplement the indemnification rights provided under the Company’s Amended and Restated Certificate of Incorporation and the Company’s bylaws and applicable law. The Indemnification Agreements provide, among other things, that the Company will indemnify each of Mr. Duckworth and Mr. Musselman against all expenses (as defined in the Indemnification Agreements) and liabilities incurred in connection with his service as a director to the fullest extent permitted by applicable law. The Indemnification Agreements also provide procedures for the determination of each of Mr. Duckworth’s and Mr. Musselman’s right to receive indemnification and the advancement of expenses.

The foregoing descriptions of the Indemnification Agreements do not purport to be complete and each is qualified in its entirety by reference to the full text of the appropriate Indemnification Agreement. Mr. Duckworth’s Indemnification Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 hereof. Mr. Musselman’s Indemnification Agreement is attached as Exhibit 10.4 hereof. Each Indemnification Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished Exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Director Agreement between Rocky L. Duckworth and Glori Energy Inc.
10.2	Director Agreement between James C. Musselman and Glori Energy Inc.
10.3	Indemnification Agreement between Rocky L. Duckworth and Glori Energy Inc.
10.4	Indemnification Agreement between James C. Musselman and Glori Energy Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glori Energy Inc.

Date: January 14, 2015	By:	/s/ Stuart M. Page
Name: Stuart M. Page
Title: President and Chief Executive Officer

Exhibit Number	Description
10.1	Director Agreement between Rocky L. Duckworth and Glori Energy Inc.
10.2	Director Agreement between James C. Musselman and Glori Energy Inc.
10.3	Indemnification Agreement between Rocky L. Duckworth and Glori Energy Inc.
10.4	Indemnification Agreement between James C. Musselman and Glori Energy Inc.